UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 27, 2014

PhotoMedex, Inc.
(Exact Name of Registrant Specified in Charter)

Nevada	0-11635	59-2058100
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
100 Lakeside Drive, Suite 100, Horsham, Pennsylvania	19044
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   215-619-3600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 27, 2014, the board of directors of PhotoMedex, Inc. (the “Company”) appointed Trevor S. Harris, Ph.D., CA (SA) to the Company's board of directors, returning the board’s size to eight members.  Effective April 1, 2014, Dr. Harris will also serve as chairman of the Company’s audit committee.  He replaces Dr. Nahum Melumad, who passed away on January 15, 2014.  Dr. Harris will participate in the Company’s Non-Employee Director Plan, the material terms of which are described in the “Director Compensation” section of the Company’s proxy statement filed with the U.S. Securities and Exchange Commission on June 12, 2013.  Additionally, in connection with his appointment, the Company granted to Dr. Harris 5,000 unrestricted shares of the Company’s common stock.

ITEM 8.01	Other Events

The Company believes this appointment will return it to compliance with the audit committee listing requirements of The Nasdaq Stock Market.

A copy of the Registrant’s Press Release dated March 4, 2014 announcing these changes is attached hereto as Exhibit 99.1

ITEM 9.01	Financial Statements and Exhibits.

(d) EXHIBITS.

99.1     Press Release, dated March 4, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

PHOTOMEDEX, INC.

Date:	March 4, 2014	By:	/s/ Dolev Rafaeli
Dolev Rafaeli
Chief Executive Officer